                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14() of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             AMERON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                              JOAN HAGUE
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set for the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                                  AMERON, INC.
    CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

The Annual Meeting of Stockholders of Ameron, Inc. a Delaware corporation (the "Company") will be held at The Pasadena Hilton Hotel, 150 South Los Robles Ave., Pasadena, California, on Monday, March 25, 1996 at 10:00 a.m. for the following purposes:

    1. To elect two directors to hold office for a term of three years, and one director to hold office for a term of two years, or until their successors are elected and qualified.

    2. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for fiscal year 1996.

    3. To approve an amendment of the Certificate of Incorporation to change the Company's corporate name to Ameron International Corporation.

    4. If properly presented, to consider and act upon the stockholders' proposals set forth on pages 6 through 9, which proposals are opposed by the Board of Directors.

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 9, 1996 as the record date for the determination of Stockholders entitled to vote at this meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT

Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for the meeting to be held. Whether or not you expect to attend the Annual Meeting, your proxy vote is important.

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying.

                                          JAVIER SOLIS
                                          SECRETARY
FEBRUARY 20, 1996

                                  AMERON, INC.
    CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101
                               FEBRUARY 20, 1996
                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Ameron, Inc. (the "Company") to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This proxy statement and the proxy card included herewith were first sent to Stockholders on or about February 20, 1996. The solicitation is made on behalf of the Company by its Board of Directors and the cost of solicitation will be borne by the Company.

You are requested to sign, date and return the enclosed proxy card to ensure that your shares are voted. The proxy may be revoked at any time prior to exercise thereof but if not revoked will be voted. A proxy can be revoked by filing with the Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each proxy will be voted as instructed, and if no instruction is given will be voted FOR the election of the 3 nominees for directors named below; FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company; FOR the approval of the amendment of the Certificate of Incorporation to change the Company name to Ameron International Corporation; and AGAINST the two stockholder proposals described below. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting.

The record date for the determination of Stockholders entitled to vote at the Annual Meeting is February 9, 1996. On such date, there were issued, outstanding and entitled to vote at the Annual Meeting, 3,956,497 shares of Common Stock of the Company (the "Common Stock"). Every Stockholder is entitled to one vote for each share of Common Stock registered in his or her name at the close of business on the record date, except that Stockholders may cumulate their votes in the election of Directors. See "Election of Directors." Common Stock is the only class of voting stock outstanding.

Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of directors, the three nominees receiving the greatest number of votes cast will be elected directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is necessary for the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for fiscal year 1996 and for the approval of the stockholder proposals described below. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary for the adoption of the proposed amendment to the Company's Certificate of Incorporation.

For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker nonvotes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

                             ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

As of the date of this Proxy Statement, the Bylaws of the Company provide for a Board of Directors composed of ten (10) directors. However, as a consequence of the retirements of Directors Albrecht and Atkins effective as of the date of the Annual Meeting (refer to "The Board and Its Committees" below), the Board of Directors has taken action to amend the Bylaws effective immediately prior to the commencement of the Annual Meeting of Stockholders to provide for a Board of Directors composed of eight (8) directors, divided into three classes. Three directors are to be elected at the 1996 Annual Meeting. James S. Marlen was elected to his present term of office at the Company's 1994 Annual Meeting of Stockholders. Stephen W. Foss was elected to the Company's Board of Directors effective April 24, 1995. Both Messrs. Marlen and Foss are Class I directors and will hold office until the 1999 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. Alan L. Ockene was elected to the Company's Board of Directors effective December 28, 1995 and joined J. Michael Hagan and F. H. Fentener van Vlissingen as a Class III director. Class III directors will serve until the 1998 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The persons appointed as proxy holders in the enclosed form of Proxy will, unless authority is withheld, vote FOR the election of the three nominees proposed by the Board of Directors, all of whom are presently directors of the Company or, in their discretion cumulate votes in favor of one or more such nominees. All of the nominees have consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board of Directors.

Stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by the stockholder, or to distribute such votes to one or more nominees, as the stockholder determines. Stockholders who wish to cumulate their votes must so indicate on the form of Proxy.

The following information with respect to the principal occupation and other affiliations of each nominee and in regard to past business experience has been furnished to the Company by the respective nominees for director.

                           1996 NOMINEES FOR DIRECTOR

STEPHEN  W.  FOSS.  President,  Chairman  and  Chief  Executive  Officer,   Foss
Manufacturing Company, Inc. Director of Tyco International, Ltd. Age 53. He has been a director of the Company since April 24, 1995.

JAMES S. MARLEN. Chairman of the Board of the Company since January 1995, President and Chief Executive Officer since June 1993. Formerly Vice President, GenCorp. Inc. and President, GenCorp Polymer Products since 1988. Director of A. Schulman, Inc. Age 54. He has been a director of the Company since 1993.

ALAN L. OCKENE. Retired President and Chief Executive Officer, General Tire, Inc. and a member of the Executive Board of Directors of Continental AG of Hanover, Germany, General Tire's parent company, since 1991. Vice President, Latin America & Caribbean for Goodyear Tire & Rubber Company 1985 - 1991.
Director of A. Schulman, Inc. Age 64. He has been a director of the Company since December 28, 1995.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

       CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

A. FREDERICK GERSTELL. Chairman of the Board, President and Chief Executive Officer of CalMat Co. since 1991, President and Chief Executive Officer since 1988. Age 58. He has been a director of the Company since 1995.

JOHN F. KING. Consultant. Formerly Chairman of the Board and Chief Executive Officer, World Trade Bank. Director of Glendale Federal Bank. Age 62. He has been a director of the Company since 1986.

RICHARD J. PEARSON. Retired President and Chief Operating Officer, Avery Dennison. Director of Ducommun, Inc., M&R Printing Equipment, Seidler Capital, Fox River Associates and Atol Holdings. Age 70. He has been a director of the Company since 1981.

       CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

J. MICHAEL HAGAN. Chairman of the Board and Chief Executive Officer of Furon Company since 1991. From 1990 to 1991 he served as President and Chief Operating Officer. Age 56. He has been a director of the Company since 1994.

F. H. FENTENER VAN VLISSINGEN. President and Executive Director, Flint Holding N.V., St. Maarten, Netherlands Antilles, a private investment company. Director of SHV Holdings N.V., St. Maarten Netherlands Antilles, of which company he was Chief Executive Officer from 1975 to 1984. Also Director of Akzo Nobel N.V., CSM N.V., N.V. Samenwerkende Elektriciteits-Produktiebedrijven, Draka Holding N.V., Lips United B.V., ABN AMRO Holding N.V. and Unilever N.V., all in The Netherlands, and Unilever PLC in the U.K. Age 62. He has been a director of the Company since 1972.

                          THE BOARD AND ITS COMMITTEES

The Board has standing committees, with duties and with 1995 membership and number of meetings for each as shown below.

AUDIT COMMITTEE                               Two meetings held during 1995
  MEMBERS:
    John F. King, Chairman
    Donald H. Albrecht*
    J. Michael Hagan
    F. H. Fentener van Vlissingen
  FUNCTIONS of the Audit Committee, all of  whose actions are subject to approval  by the  Board, are: Approve selection of  independent public accountants; review and approve accounting principles, policies, and practices; scope of annual audit and audit arrangements; results of annual audit and the content and form of financial reports to be included in the Annual Report to Stockholders; and suggestions  for improvements  in accounting procedures and  internal controls made by independent public accountants after completion of the annual audits.

  * Mr. Albrecht, who has served as a director since 1982, will retire from the Board and the Committees on which he served effective as of the date of the 1996 Annual
    Meeting of Stockholders.

COMPENSATION & STOCK OPTION COMMITTEE         Two meetings held during 1995
  MEMBERS:
     A. Frederick Gerstell, Chairman
     Victor K. Atkins**
     Richard J. Pearson
  FUNCTIONS of the Compensation  & Stock Option Committee,  all of whose actions  are subject  to approval by the Board, are:  Review and approve salary ranges for top managerial and executive positions; approve  salary rates for corporate  officers and recommend salary rates for the Chief Executive Officer and President; approve
    management   incentive  compensation  and  long-term   incentive  plans  and  top
    management awards  thereunder  and  any  contingent  compensation  plans  of  the
    Company;  fix  total  incentive compensation  appropriation  annually; administer stock compensation plans and make stock option grants and awards thereunder.

EXECUTIVE COMMITTEE                           No meetings held during 1995
  MEMBERS:
     James S. Marlen, Chairman
     Richard J. Pearson
     Lawrence R. Tollenaere***
  FUNCTIONS of the Executive Committee, all of whose actions are subject to  approval by the Board, are: Exercise, between meetings of the Board and while the Board is not  in session, those duties of the Board  of Directors in the management of the business of the Company which may lawfully be delegated to it by the Board.

FINANCE COMMITTEE                             One meeting held during 1995
  MEMBERS:
     Victor K. Atkins, Chairman**
     Donald H. Albrecht*
     J. Michael Hagan
     John F. King
     James S. Marlen
  FUNCTIONS of the Finance Committee, all of whose actions are subject to approval by the Board, are: Review financing policies and programs and consider their  effect on  the financial position of the Company; review policies, plans and performance of pension fund investments.

NOMINATING COMMITTEE                          Three Meetings held during 1995
  MEMBERS:
     Richard J. Pearson, Chairman
     John F. King
     James S. Marlen
  FUNCTIONS of the Nominating Committee, all of whose actions are subject to approval by the Board,  are: Recommend total  size of Board,  personal qualifications  for membership,  and tenure of directorship;  review qualifications of candidates for directorship; obtain, review,  and recommend  candidates to  fill vacancies.  The
    Committee   will  consider  nominees  recommended   by  stockholders  whose  com-
    munications can be addressed  to the Nominating Committee,  c/o the Secretary  of
    the Company.

The  Board of Directors met a total of 6 times in 1995 and all directors, except
F. H. Fentener van Vlissingen, attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which they served for the period in which they served.

 ** Mr. Atkins, who has served as a director since 1965, will retire from the Board and the Committees on which he served effective as of the date of the 1996 Annual Meeting of Stockholders.

*** Mr. Tollenaere retired from the Board and the Committee on which he served on January 20, 1996.

COMPENSATION OF DIRECTORS AND RETIREMENT POLICIES

Directors who were not officers or employees of the Company received an annual retainer of $19,000 plus $1,400 for each Board meeting attended. Directors are available for consultation at any time by Management and normally receive no additional compensation for such consultation. For meetings of committees of the Board of Directors, a fee of $650 per meeting was paid. The fee was paid to each director who attended and actively participated. Chairmen of committees received an additional $50 fee for committee meetings chaired. Directors may, by special arrangement, receive an additional fee for special assignments involving unusual demands on their time. Such fees are normally determined in advance by mutual agreement with Management as appropriate in the circumstances. No such special assignments were in effect during 1995. Pursuant to the 1994 Nonemployee Director Stock Option Plan approved by stockholders at the 1994 Annual Meeting, nonemployee directors are granted an option to purchase 1,000 shares, exercisable at the fair market value on the date of grant, following the date of the Annual Meeting of Stockholders each year.

The Board of Directors has a policy establishing the mandatory retirement date of each member of the Board as of the date of the Annual Meeting of Stockholders of the Company next following his or her 72nd birthday.

                    PROPOSAL FOR RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROXY ITEM 2)

The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP, as independent public accountants to examine the Company's financial statements for its fiscal year ending November 30, 1996. This firm has served as independent public accountants for the Company for many years. It has no financial interest of any kind in the Company or its subsidiaries. The firm has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A member of the firm of Arthur Andersen LLP is expected to be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1996 AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

If the appointment is not ratified by a majority of the shares of Common Stock represented at the meeting on this proposal, the adverse vote will be considered as a directive to the Board of Directors to select other independent public accountants for the following year. However, because of the difficulty and expense of making any substitution so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending November 30, 1996 will be permitted to stand unless the Board finds other good reason for making a change.

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                                 (PROXY ITEM 3)

The Board  of  Directors has  unanimously  adopted a  resolution  declaring  the advisability of amending Article First of the Company's Certificate of Incorporation to change the Company's corporate name to Ameron International Corporation.

This enhancement of the Company's corporate name is believed by the Board of Directors to be desirable and in the best interests of the Company in order to better reflect its expanded, global focus and to underscore its commitment to worldwide growth; yet to retain the historical name of Ameron.

The name change will not affect the validity or transferability of stock certificates presently outstanding or the listing of any of its securities on the New York Stock Exchange. The Company's stockholders will not be required to surrender for exchange any stock certificates presently held by them.

If the proposed amendment to the Company's Certificate of Incorporation is approved by the stockholders at the Annual Meeting, such amendment will become effective when a Certificate of Amendment of the Company's Certificate of Incorporation is filed of record with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AS DESCRIBED ABOVE AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                            STOCKHOLDERS' PROPOSALS
                             (PROXY ITEMS 4A & 4B)

The following two stockholder proposals have been submitted for a vote of the stockholders at the Annual Meeting. The proposals and proponents' statements in support thereof are set forth on the following pages along with the Company's reasons for recommending a vote AGAINST each proposal. To be adopted, each proposal must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting.

                             ITEM 4A ON PROXY CARD

Management has been advised that Kenneth Steiner, Great Neck, New York, holder of a market value of at least $1,000 in Ameron stock, intends to submit the following proposal at the meeting:

    "RESOLVED, that the shareholders recommend that the board of directors take the necessary steps to ensure that from here forward all non-employee directors should receive a minimum of fifty percent of their total compensation in the form of company stock which cannot be sold for three years."

BOARD OF DIRECTORS' STATEMENT ON ITEM 4A

Members of the Board own, in the aggregate, 255,486 shares of the Company's Common Stock, or 6.46% of the total outstanding. Their interests are already aligned with those of all shareholders.

The Board believes that the current market price of the Company's stock does not fully reflect the underlying value of the Company's business and assets. It therefore believes that shareholder interests are best served by minimizing further dilution. While director compensation in the form of stock is desirable and appropriate in some circumstances, no rigid rule prescribing the proportion of stock and cash can accurately reflect changing conditions.

To further encourage share ownership by the Company's directors, a portion of the total compensation to nonemployee directors consists of options to purchase Common Stock of the Company. Pursuant to the 1994 Nonemployee Director Stock Option Plan approved by stockholders at the 1994 Annual Meeting, nonemployee directors are granted an option to purchase 1,000 shares, exercisable at the fair market value on the date of grant, following the date of the Annual Meeting of Stockholders each year.

In addition, the Board of Directors has adopted a voluntary plan, the Nonemployee Director Stock Purchase Plan, whereby nonemployee directors may voluntarily elect to apply cash compensation earned as directors to the purchase of Company Common Stock. Purchases are made for the account of electing directors on the open market from time to time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

STATEMENT OF PROPOSING STOCKHOLDER ON ITEM 4A

    "A significant equity ownership by outside directors is probably the best motivator for facilitating identification with shareholders.

    Traditionally, outside directors, usually selected by management, were routinely compensated with a fixed fee, regardless of corporate performance. In today's competitive global economy, outside directors must exercise a critical oversight of management's performance in furthering corporate profitability. All too often, outside directors' oversight has been marked by complacency, cronyism, and inertia. Corporate America has too many examples of management squandering company assets on an extended series of strategic errors. Meanwhile, Boards of Directors stood by and passively allowed the ineptitude to continue, well after disaster struck. They fiddled while Rome was burning.

    When compensation is in company stock, there is a greater likelihood that outside directors will be more vigilant in protecting their own, as well as corporate, and shareholder interests. What is being recommended in this proposal is neither novel nor untried. A number of corporations have already established versions of such practices, namely, Scott Paper, The Travelers, and Hartford Steam Boiler.

    Robert B. Stobough, Professor of Business Administration at the Harvard Business School, did a series of studies comparing highly successful to poorly performing companies. He found that outside directors in the better performing companies had significantly larger holdings of company stock than outside directors in the mediocre performing companies.

    It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring director's allegiance to a company's profitability, as paying them exclusively in stock. However, it is our contention that stock options are rewarding on the upside, but offer no penalties on the downside, where shareholders bare the full downside risks. There are a few strategies that are more likely to cement outside directors with shareholder interests and company profitability than one which results in their sharing the same bottom line."

                             ITEM 4B ON PROXY CARD

Management has been advised that William Steiner, Great Neck, New York, holder of a market value of at least $1,000 in Ameron stock, intends to submit the following proposal at the meeting:

    "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

THE BOARD OF DIRECTORS' STATEMENT ON ITEM 4B

The Company's Certificate of Incorporation, requiring a classified board of directors and three-year terms, was approved by a majority of the shareholders when the Company reincorporated in Delaware in 1986. Under the Company's charter and Delaware law, a charter amendment to provide for annual election of all directors would require an 80% vote of the outstanding shares.

The Company's directors are beneficial owners of a total of 255,486 shares, or 6.46% of the total outstanding. Only one director is an officer or employee of the Company. Their interests in maximizing share values are the same as all shareholders. A classified Board of Directors facilitates continuity of leadership and policy, since only one-third of the directors are elected each year and all directors serve three-year terms. Since the Company's business depends to a significant degree on customer confidence in management and the Company's ability to deliver sustained performance over the life of long-term contracts, such continuity is especially important to the Company's competitive position. The overwhelming majority of independent directors on the Ameron Board assures management accountability.

Classified Boards are found in many of America's most outstanding companies. Fully one-half of the ten companies rated by Fortune Magazine (1) as America's most admired companies have such provisions.

A classified Board of Directors, an overwhelming majority of which are non-management directors, has a further benefit. Such a Board can bargain effectively in the shareholders' interest in the event of a takeover proposal. Absent the protection of a classified Board, any would-be acquiror can seriously undermine the Board's leverage in negotiations by threatening a proxy contest to replace the directors.

A vote in favor of this shareholder proposal is only an advisory recommendation to the Board of Directors that it take steps to initiate an amendment to the Company's Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

STATEMENT OF PROPOSING STOCKHOLDER ON ITEM 4B

    "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interest of the Company and its stockholders.

    The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

    The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

    I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave

(1) March 6, 1995
    companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change. I urge your support, vote for this resolution."

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than five percent of the Company's Common Stock.

    NAME AND ADDRESS OF          SHARES OF STOCK
     BENEFICIAL OWNER        BENEFICIALLY OWNED/AS OF    PERCENT
---------------------------  ------------------------  -----------
Taro Iketani                  306,396/Dec. 22, 1995          7.74
Funakawara 18, Ichigaya
Shinjuku-ku
Tokyo, Japan

F. H. Fentener van           220,036(1)/Feb. 6, 1996         5.56
Vlissingen
Prinsengracht 963
1017 KL Amsterdam,
The Netherlands

(1) Mr. van Vlissingen holds voting power on and has a beneficial interest in these shares, all of which are held by Disfood B.V.

SECURITY OWNERSHIP OF MANAGEMENT

As of February 1, 1996, the shares of Common Stock held by all directors, nominees for director and executive officers named in the Summary Compensation Table individually and by directors and officers as a group were:

                               SHARES OF
                                 STOCK          VESTED SHARES    RIGHTS TO ACQUIRE
                              BENEFICIALLY      HELD IN TRUST       BENEFICIAL
NAME                            OWNED(1)      UNDER 401(K) PLAN    OWNERSHIP(2)     PERCENT
---------------------------  --------------   -----------------  -----------------  -------
DIRECTORS AND NOMINEES:
  Stephen W. Foss                450                   0                  0
  A. Frederick Gerstell          500                   0                250           *
  J. Michael Hagan               400                   0                250           *
  John F. King                   300                   0                250           *
  Alan L. Ockene                 200                   0                  0
  Richard J. Pearson             600(3)                0                250           *
  F. H. Fentener van
   Vlissingen                220,036(4)                0                250           5.56
NAMED EXECUTIVE OFFICERS:
  James S. Marlen             33,000                 126             15,000           *
  Javier Solis                    37                 809              3,000           *
  Gary Wagner                    105(5)              587              1,875           *
  Gordon G. Robertson            278                 591              2,750           *
  George J. Fischer                0                 551              1,500           *
DIRECTORS AND OFFICERS AS A
GROUP (INCLUDING THOSE
ABOVE)                       255,906               2,956             26,375           6.54 (6)

(1)  Direct ownership except as otherwise noted.

(2) Represents shares subject to options which could be exercised by April 1, 1996 by the named individuals or the group pursuant to the 1992 Incentive Stock Compensation Plan and the 1994 Non-employee Director Stock Option Plan.

(3)  Shares held in Pearson Family Trust, a living trust.

(4)  See Note (1) under "Security Ownership of Certain Beneficial Owners."

(5)  100 of these shares are owned jointly with his wife.

(6) If the 26,375 shares subject to exercisable options held by directors and officers as a group were included in the total amount of shares outstanding, then the percentage of Common Stock owned by the group would be 7.16%.

*   Percentage owned of less than 1% of total outstanding shares not shown.

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities & Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended November 30, 1995, its officers and directors complied with all Section 16(a) filing requirements.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the last three fiscal years ended November 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                 (E)                       (G)
(A)                                                             OTHER                   NUMBER OF
NAME                                                           ANNUAL         (F)       SECURITIES                    (I)
AND                                                            COMPEN-     RESTRICTED   UNDERLYING      (H)        ALL OTHER
PRINCIPAL                  (B)       (C)           (D)         SATION        STOCK       OPTIONS/       LTIP        COMPEN-
POSITION                   YEAR  SALARY($)(1)  BONUS($)(1)       ($)       AWARDS($)     SARS(#)     PAYOUTS($)    SATION($)
-------------------------  ----  -----------   -----------   -----------   ----------   ----------   ----------   ------------
James S. Marlen,           1995   451,151       355,000       114,767(2)      0           6,325         0                7,114(4)
 Chairman, President       1994   416,154       325,000        96,397         0          65,000         0                9,672
 & Chief Executive         1993   187,154       150,758       104,435      491,250(3)    15,000         0              600,000(5)
Officer
Javier Solis, Senior       1995   164,916        75,000         0             0            0            0                3,097(4)
 Vice President of         1994   158,538        60,000         0             0          11,842         0                4,398
 Administration,           1993   142,755        35,245         0             0           2,000         0                4,146
 Secretary and General
 Counsel
Gary Wagner, Senior        1995   142,288        75,000         0             0            0            0                3,968(4)
 Vice President &          1994   124,808        60,000         0             0          11,842         0                3,565
 Chief Financial           1993    95,000        30,000         0             0             500         0                2,975
 Officer, Treasurer
Gordon G. Robertson,       1995   129,096        52,000         0             0           1,000         0                3,506(4)
 Senior Vice               1994   123,269        45,000         0             0           2,000         0                2,732
 President,                1993   111,083        25,391         0             0           2,000         0                3,373
 Technology
George J. Fischer,         1995   129,096        52,000         0             0           1,000         0                3,295(4)
 Senior Vice               1994   116,827        45,000         0             0           2,500         0                4,376
 President,                1993    98,200        30,000         0             0            0            0                3,656
 Human Resources

(1) Amounts shown include cash and non-cash compensation earned for services performed and received by the Executive Officers as well as amounts earned but deferred at the election of those officers during the fiscal years indicated.

(2) $65,000 of this amount represents a housing subsidy, (refer to Employment Agreement Section below) and $32,247 represents club memberships.

(3) This amount represents the value of 15,000 shares of restricted stock granted to Mr. Marlen on June 14, 1993 calculated at the then closing price of Ameron's Common Stock on the New York Stock Exchange at $32.75. These shares vest at a rate of 3,750 shares per year commencing on the first anniversary of the grant. Accordingly, Mr. Marlen held 7,500 shares of restricted stock valued at $272,812 on November 30, 1995. Dividends are paid on these shares of restricted stock.

(4) Amounts in this column represent: (a) Contributions by the Company to the 401(k) Savings Plan for: James S. Marlen, $4,620; Javier Solis, $3,097; Gary Wagner, $3,968; Gordon G. Robertson, $3,230; and George J. Fischer, $3,128;
    (b) Above-market interest calculated (but not paid or payable) on deferred compensation: James S. Marlen, $2,494; Gordon G. Robertson, $276; and George
    J. Fischer, $167.

(5)  Refer to Employment Agreement section below.

EMPLOYMENT AGREEMENT

In connection with Mr. Marlen's employment as Chairman, President and Chief Executive Officer, the Company entered into a three-year employment agreement with him commencing in June 1993. Under that agreement, Mr. Marlen is entitled to an annual base salary of not less than $400,000 with an opportunity for future merit increases based on annual reviews by the Board of Directors, with participation in the Company's Management Incentive Compensation Plan ("MICP") and other executive compensation and benefit plans. The agreement also provided for the grant of 15,000 shares of restricted stock and an additional 15,000 shares of the Company's Common Stock in the form of a stock option with a five-year vesting schedule when he joined the Company. He was paid a lump sum cash amount of $600,000 to compensate him for stock and bonuses left behind from his previous employment and as an incentive for him to join the Company. He is entitled to a housing subsidy of $5,000 per month until February 1997 to offset the increased costs of Southern California housing. Mr. Marlen is entitled to pension benefits that he left behind at his previous employment. In addition he is entitled to separate pension benefits under the Company's pension plans with vesting to coincide with commencement of his employment with the Company in June 1993. In the event that Mr. Marlen is terminated without cause, or in the event of nonrenewal of his employment agreement, Mr. Marlen would be entitled to a severance benefit equal to his then current base salary plus the highest bonus received during the contract period times a factor of three. In the event of his death or long-term disability while employed, or termination for reasons other than cause, including change of control, all stock awards will become fully vested and he will become entitled to vested pension benefits plus three years of additional service credit. In the event that he is terminated without cause Mr. Marlen will also be entitled to continue health and medical benefits coverage at the same cost he is paying at the time of termination.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                                                                         REALIZABLE
                                                                                          VALUE AT
                                                                                       ASSUMED ANNUAL
                                                                                            RATES
                                                                                       OF STOCK PRICE
                                                                                      APPRECIATION FOR
                                                                                       OPTION TERM (1)
                                                                                     -------------------
     (A)                   (B)               (C)              (D)           (E)        (F)        (G)
                                          PERCENT OF
                        OPTIONS/     TOTAL OPTIONS/ SARS
                          SARS            GRANTED TO        EXERCISE
                       GRANTED TO         EMPLOYEES      OR BASE PRICE   EXPIRATION
     NAME                  (#)          IN FISCAL YEAR     ($/SH)(2)        DATE      5%($)     10%($)
 --------------------  -----------   ----------------------------------  ----------  --------  ---------
 James S. Marlen           6,325              2.2            31.625       2-1-05(3)   125,796    318,793
 Gordon G. Robertson       1,000              0.3            31.625       2-1-05(4)    19,889     50,402
 George J. Fischer         1,000              0.3            31.625       2-1-05(4)    19,889     50,402

(1) Calculated based upon a 10-year option term, compounded appreciation at 5% and 10% rates.

(2)  Market value of shares on the date of grant.

(3)  Options become exercisable in full on December 1, 1996.

(4) Options are exercisable commencing 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     (A)                    (B)          (C)          (D)             (E)
                                                                    VALUE OF
                                                   NUMBER OF      UNEXERCISED
                                                  UNEXERCISED     IN-THE-MONEY
                         NUMBER OF                OPTIONS/SARS    OPTIONS/SARS
                        SECURITIES                AT FY-END(#)    AT FY-END($)
                        UNDERLYING      VALUE    --------------  --------------
                       OPTIONS/SARS   REALIZED    EXERCISABLE/    EXERCISABLE/
     NAME                EXERCISED       ($)     UNEXERCISABLE   UNEXERCISABLE
 --------------------  -------------  ---------  --------------  --------------
 James S. Marlen             -0-        -0-         7,500/7,500  $27,188/27,188(1)
                                                   3,750/11,250          0/0(2)
                                                       0/40,000          0/0(3)
                                                        0/6,325     0/30,044(4)
 Javier Solis                -0-        -0-         1,000/1,000  3,875/3,875(5)
                                                      750/2,250          0/0(2)
                                                        0/8,842          0/0(3)
 Gary Wagner                 -0-        -0-             2,500/0          0/0(6)
                                                        250/250      969/969(5)
                                                      750/2,250          0/0(2)
                                                        0/8,842          0/0(3)
 Gordon G. Robertson         -0-        -0-         1,000/1,000  3,875/3,875(5)
                                                      500/1,500          0/0(2)
                                                        0/1,000      0/4,750(4)
 George J. Fischer           -0-        -0-           625/1,875          0/0(2)
                                                        0/1,000      0/4,750(4)

(1) Value based upon exercise price of $32.75 and fiscal year-end 1995 market price of $36.375.

(2) Zero value based upon exercise price of $42.00 and fiscal year-end 1995 market price of $36.375.

(3) Zero value based upon exercise price of $37.00 and fiscal year-end 1995 market price of $36.375.

(4) Value based upon exercise price of $31.625 and fiscal year-end 1995 market price of $36.375.

(5) Value based upon exercise price of $32.50 and fiscal year-end 1995 market price of $36.375.

(6) Zero value based upon exercise price of $37.375 and fiscal year-end 1995 market price of $36.375.

                                 PENSION PLANS

The following schedule shows the estimated annual benefit payable under the combined Ameron Pension Plan (Salaried Section) and Ameron Supplemental Executive Retirement Plan for employees at varying pay levels and years of service. The schedule assumes retirement at age 65.

                                                            YEARS OF SERVICE
      FINAL AVG. ANNUAL                ----------------------------------------------------------
         COMPENSATION                    15               20               25               30
 ----------------------------          -------          -------          -------          -------
    125,000                             34,080           45,440           56,800           68,160
    150,000                             41,400           55,200           69,000           82,800
    200,000                             56,025           74,700           93,375          112,050
    250,000                             70,650           94,200          117,750          141,300
    300,000                             85,275          113,700          142,125          170,550
    400,000                            114,525          152,700          190,875          229,050
    500,000                            143,775          191,700          239,625          287,550
    600,000                            173,025          230,700          288,375          346,050
    700,000                            202,275          269,700          337,125          404,550
    800,000                            231,520          308,700          385,865          463,050
    900,000                            260,775          347,700          434,600          521,550

(1) Calculated based upon highest consecutive 60 of last 120 months of earnings prior to retirement

Benefits shown above are computed as straight life annuity amounts. They are not subject to deduction for Social Security or other offset amounts.

For purposes of the Ameron Pension Plan, compensation is base monthly salary, exclusive of overtime, severance, bonuses, commissions or amounts deferred under the Executive Deferral Plan. The Internal Revenue Code limits the amount per year on which benefits are based and limits the aggregate amount of the annual pension which may be paid by an employer from a plan which is qualified under the Code for federal income tax purposes. The Supplemental Executive Retirement Plan provides for supplemental payments to be made to certain eligible executives of the Company in amounts sufficient to maintain total benefits upon retirement had there been no such Code limitations and expands annual compensation to include bonuses and deferred compensation.

As of February 1, 1996, credited service under both plans for each of the named individuals in the foregoing Summary Compensation Table are:

                                          CREDITED YEARS
                                           OF SERVICE(1)
                                                    AT AGE
                                        PRESENT       65
                                        -------     -------
James S. Marlen                          4-4/12(2)  22-4/12(2)
Javier Solis                            14-4/12       30
Gary Wagner                             10-10/12      30
Gordon G. Robertson                     30-9/12       30
George J. Fischer                       30-8/12       30

(1)  The maximum credit is 30 years.

(2) Refer to Employment Agreement section on Page 12, above. In order for the Company to provide Mr. Marlen with pension benefits not less than those under the pension plan of his former employment, the credited years of service noted for Mr. Marlen include two years of credit for each year of service during the first 9-1/2 years of his employment with the Company. In addition, in the event that Mr. Marlen is terminated for reasons other than for cause and/or a change of control takes place, he will be entitled to his vested pension benefits plus three years of additional credited service. In the event that he obtains new employment within three years of leaving the Company following termination, he will be entitled only to his vested pension benefits (not additional years of service).

THE FOLLOWING REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE AND THE STOCK PRICE PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

The Compensation & Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee, all of whose actions are subject to approval by the Board of Directors, is responsible for the proper administration of the Company's various compensation programs, including its salary policies, its Management Incentive Compensation Plan ("MICP") (which comprises its annual bonus plan for management employees),its Key Executive Long-Term Cash Incentive Plan ("LTIP") and its 1992 Incentive Stock Compensation Plan. On an annual basis the Committee reviews base salary ranges for the Company's various levels of management, approves annual salaries of officers, approves MICP and LTIP awards, administers the 1992 Incentive Stock Compensation Plan and makes grants thereunder, and reviews with the Board in detail all aspects of compensation for all officers of the Company, including the Chief Executive Officer.

The executive compensation policy of the Company, which is endorsed by the Committee, is that the base compensation of all officers should be generally comparable to base salaries being paid to other similarly situated officers of general diversified manufacturing companies with similar sales and industries in the U.S., and that bonus compensation be in the form of MICP and LTIP awards and stock option benefits which are contingent upon the performance of the Company as well as the individual contributions of each officer. Because of the inherent cyclical nature of some of the Company's businesses, and because a significant portion of its businesses are dependent on the timing of projects over which it has no control, the Committee does not believe that the base salary portion of compensation of the Company's officers should be subject to annual fluctuations based solely on such effects.

In determining comparability of officer salaries to those of other similarly situated officers, members of the Committee review the results of compensation surveys provided by various compensation consulting firms of national reputation. The Committee has reviewed the compensation for each of the five highest paid officers for 1995 and has determined that in its opinion, the compensation of all officers is reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

The MICP is based on the following measures: corporate performance, business unit performance and personal performance. The corporate performance measure is based on earnings per share and return on sales. The Committee believes that these factors are the primary determinant of share price over time. Because of the relatively low volume of trade of the Company's stock and therefore its susceptibility to volatility based on extraneous factors, the Committee does not believe that share price per se is necessarily a measure of corporate performance. Business unit performance measures are based primarily on return on assets. Personal performance measures are based on such qualitative factors as performance against objectives and plans, and organizational and management development.

The LTIP was approved by the Board of Directors in April 1994. The purpose of this plan is to reward selected senior executives with above average total pay for achieving and sustaining above average long-term financial goals. Participants in the LTIP are eligible to receive cash incentive awards and grants of stock options based on the financial performance of the Company and, in some cases, a combination of the financial performance of the Company and its business units, after the end of each three-year performance cycle. The determination of cash payouts, if any, under the LTIP for the 1994-1996 and the

1995-1997 performance cycles will not be made until after the end of the 1996 and 1997 fiscal years, respectively. For those performance cycles, the Company's financial performance will be measured based on cumulative earnings per share, return on assets and return on equity threshold. Option grants pursuant to the LTIP are made under the 1992 Incentive Stock Compensation Plan.

The current annual base salary of $470,000 for Mr. Marlen was set in June 1995. That base salary was established based on the same executive compensation policy described above with respect to other officers of the Company, that is, comparability to base salaries being paid to other similarly situated officers of general diversified manufacturing companies with similar sales revenues and industries in the U.S. That base salary will be reviewed again by the Committee in June 1996. A bonus award of $355,000 was approved for payment to Mr. Marlen under the MICP with respect to fiscal 1995 based on the Company's success in meeting various financial goals established by the Committee, including earnings per share and return on sales, as well as an assessment by the Committee of Mr. Marlen's individual performance, including his outstanding leadership with respect to the continued restructuring of the Company and reorganization of its management and businesses. Such bonus award is in line with the average of bonus awards paid to chief executive officers of general diversified manufacturing companies with similar sales and industries in the U.S. as reported by various compensation consulting firms of national reputation. During the 1995 fiscal year the Company awarded Mr. Marlen one non-qualified stock option grant under the 1992 Incentive Stock Compensation Plan totalling 6,325 shares. In addition the Company paid Mr. Marlen a housing subsidy of $65,000 under the terms of his employment agreement entered into when he joined the Company in June 1993.

                                          A. F. GERSTELL, CHAIRMAN
                                          V. K. ATKINS
                                          R. J. PEARSON

                         STOCK PRICE PERFORMANCE GRAPH

The following line graph compares the yearly changes in the cumulative total return on the Company's Common Stock against the cumulative total return of the New York Stock Exchange Market Value Index and the Peer Group Composite described below for the period of the Company's five fiscal years commencing December 1, 1990 and ended November 30, 1995. The comparison assumes $100 invested in stock on December 1, 1990. Total return assumes reinvestment of dividends. The Company's stock price performance over the years indicated below does not necessarily track the operating performance of the Company nor is it necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      DEC 90     NOV 91     NOV 92     NOV 93     NOV 94     NOV 95
Ameron, Inc.           $100.00     $92.00     $94.70    $107.80     $98.90    $114.90
N.Y.S.E.               $100.00    $120.10    $137.80    $154.60    $157.20    $201.10
Peer Group Index       $100.00    $116.70    $156.70    $190.60    $182.80    $238.20

The Peer Group Composite is based 70% on a Building Materials Companies Component and 30% on a Protective Coatings Companies Component. This percentage split was arrived at based on the historical sales volumes during the past five years of the Company's Protective Coatings Business Segment in comparison to the remainder of the Company's other business segments which are generically in the building materials category.

The Building Materials Companies Component is comprised of the following companies: Advanced Environmental, American Building Co., American Woodmark Corp., Ameron, Inc., Armstrong World Industries, Bairnco Corp.,Bird Corp., Butler Manufacturing, CalMat Co., Ceradyne Inc., Chemfab Corporation, Consolidated Stainless, Dravo Corp., Elcor Corp., Facelifters Home Systems, Griffon Corp., Holopak Technologies Inc., Industrial Acoustics Inc., Industrial Holdings Inc., Insituform Technologies, Internacional De Ceiamic, Knape & Vogt Mfg. Co., La-Man Corp., Lafayette Industries Inc., Manville Corp.,Martin Marietta Material, Miller Building Systems Inc., National Gypsum Co., NCI Building Systems Inc., Omega Environmental Inc., Owens Corning Fiberglass, Raytech Corp., Reclaim Inc., Republic Group Co., Seller Pollution Control, Shaw Group Inc., Southwall Technologies, Triangle Pacific Corp., U.S. Intec Inc., United Dominion Industries, USG Corp. and Vulcan Materials Co. The Protective Coatings Companies Component is comprised of the following companies: Corimon CA SACA, Desoto Inc., Guardsman Products Inc.,Insilco Corp., Lilly Industries, PPG Industries, RPM Inc., Sherwin-Williams Co. and Valspar Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company's understanding that Mr. Taro Iketani is one of the principal stockholders of Tokyo Steel Manufacturing Co., Ltd., ("Tokyo Steel"), a Japanese corporation. Tokyo Steel owns 25% of the outstanding stock of Tamco, a California corporation. The Company owns 50% of Tamco. Tamco manufactures steel reinforcing bars. In addition, Tamco leases from the Company, certain land, buildings and improvements used in Tamco's steelmaking operations at a monthly lease rate of $30,000 payable in arrears. The lease is a net lease expiring in February, 2002 with a renewal option available to Tamco. In addition, at the end of the renewal term, Tamco has the option to purchase the property at the then current market value.

Mr. J. Michael Hagan, a Director of the Company, is Chairman of the Board and Chief Executive Officer of Furon Company. During 1995, the Company purchased materials from Furon Company in transactions totaling $86,550.

Mr. A. Frederick Gerstell, a Director of the Company, is Chairman of the Board, President and Chief Executive Officer of CalMat Co. During 1995, the Company purchased materials from CalMat Co. in transactions totaling $365,076.

The Company believes that the terms of the transactions described above were as favorable as could have been negotiated with unaffiliated parties.

                                 MISCELLANEOUS

COST OF SOLICITING PROXIES

The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, Stockholders are urged to return their proxies without delay.

                             STOCKHOLDER PROPOSALS

Proposals of Stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 1997 meeting must be addressed to the Company,
Attention: Corporate Secretary, at the Company's principal office, and must be received there no later than October 25, 1996.

The Company's Bylaws provide that for business to be brought before an annual meeting by a Stockholder, written notice must be received by the Secretary not less than 60 or more than 120 days prior to the meeting; provided that in the event the first public disclosure of the date of the meeting is made less than 65 days prior thereto, the required notice may be received within ten days following such public disclosure. The information which must be included in the notice is specified in the applicable Bylaw, a copy of which may be obtained from the Secretary.

                                 OTHER MATTERS

So far as management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the Meeting, the persons named in the proxies will act according to their best judgment on behalf of the Stockholders they represent.

                                              By Order of the Board of Directors

                                                         Javier Solis, Secretary
February 20, 1996
Pasadena, California

[LOGO]                  AMERON, INC.

   245 South Los Robles Avenue, Pasadena, California 91101

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints James S. Marlen, Javier Solis and Gary Wagner, and each of them with full power of substitution in each, proxies to vote all the shares of Ameron, Inc. ("Ameron") Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held March 25, 1996, and at any adjournment thereof, upon the following matters as specified and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                                      See Reverse
                                                      Side

        Please mark your votes as in this example.

        This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR items 1, 2 and 3 and AGAINST items 4A and 4B.

The Board of Directors recommends a vote FOR items
1, 2 and 3.

1.  Election of Directors
        FOR    / /       WITHHELD   / /

For, except vote withheld from the following nominee(s):


Nominees:
Stephen W. Foss, James S. Marlen and Alan L. Ockene

2. Ratify the appointment of Arthur Andersen LLP, independent public accountants

             FOR  / /     AGAINST  / /      ABSTAIN  / /

3.  Proposal to approve an amendment to the Company's
    Certificate of Incorporation to change the Company' corporate name to Ameron International Corporation

             FOR  / /     AGAINST  / /      ABSTAIN  / /


The Board of Directors recommends a vote AGAINST items
4A and 4B

4A. Stockholder proposal regarding non-employee director compensation to be partially in the form of company stock


             FOR  / /     AGAINST  / /      ABSTAIN  / /

4B.   Stockholder proposal to eliminate classified board

             FOR  / /     AGAINST  / /      ABSTAIN  / /